As filed with the Securities and Exchange Commission on April 7, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Memory Pharmaceuticals Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3363475
(State or Other Jurisdiction of Incorporation or	(I.R.S. Employer
Organization)	Identification No.)

100 Philips Parkway
Montvale, New Jersey	07645
(Address of Principal Executive Offices)	(Zip Code)
Amended and Restated 2004 Stock Incentive Plan
(Full Title of the Plans)
Vaughn M. Kailian
President and Chief Executive Officer
100 Philips Parkway
Montvale, New Jersey 07645
(Name and Address of Agent For Service)
(201) 802-7100
(Telephone Number, Including Area Code, of Agent For Service)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Title of Securities to be Registered	Registered(1)	Share	Price	Registration Fee
Common Stock, $0.001 par value per share	1,750,000 shares	$0.485 (2)	$848,750 (2)	$33.36

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and 457(c) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of the average of the high and low prices of the registrant’s common stock on April 1, 2008, as reported on the NASDAQ Global Market.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed for the purpose of registering an aggregate of 1,750,000 shares of common stock of the Registrant to be issued pursuant to the Registrant’s Amended and Restated 2004 Stock Incentive Plan (the “Plan”). The shares being registered hereunder represent the number of shares by which the Plan was automatically increased on January 1, 2008, as provided by the terms of the Plan.
INCORPORATION BY REFERENCE
Pursuant to General Instruction E to Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-140213) filed with the Securities and Exchange Commission on January 25, 2007, Registration Statement on Form S-8 (File No. 333-131728) filed with the Securities and Exchange Commission on February 10, 2006, Registration Statement on Form S-8 (File No. 333-127485) filed with the Securities and Exchange Commission on August 12, 2005, Registration Statement on Form S-8 (File No. 333-122738) filed with the Securities and Exchange Commission on February 11, 2005 and Registration Statements on Form S-8 (File No. 333-114201) filed with the Securities and Exchange Commission on April 5, 2004, are incorporated by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montvale, New Jersey on this 3rd day of April, 2008.

MEMORY PHARMACEUTICALS CORP.
By:	/s/ Vaughn M. Kailian
Vaughn M. Kailian
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of Memory Pharmaceuticals Corp., hereby severally constitute and appoint Vaughn M. Kailian and Jzaneen Lalani, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Memory Pharmaceuticals Corp. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jonathan Fleming Jonathan Fleming	Chairman	April 2, 2008
/s/ Vaughn M. Kailian Vaughn M. Kailian	President, Chief Executive Officer and Director (Principal Executive Officer)	April 3, 2008
/s/ James R. Sulat James R. Sulat	Chief Financial Officer and Director (Principal Accounting and Financial Officer)	April 2, 2008
/s/ Paul Blake, M.D. Paul Blake, M.D.	Director	April 2, 2008
/s/ Anthony B. Evnin, Ph.D. Anthony B. Evnin, Ph.D.	Director	April 2, 2008
/s/ Walter Gilbert, Ph.D. Walter Gilbert, Ph.D.	Director	April 2, 2008

Signature	Title	Date
/s/ Robert I. Kriebel Robert I. Kriebel	Director	April 2, 2008
/s/ David A. Lowe, Ph.D. David A. Lowe, Ph.D.	Director	April 2, 2008
/s/ Michael Meyers, MPH Michael Meyers, MPH	Director	April 3, 2008
/s/ Peter F. Young Peter F. Young	Director	April 2, 2008

INDEX TO EXHIBITS

Number	Description
5.1	Opinion of Covington & Burling LLP, counsel to the Registrant

23.1	Consent of Covington & Burling LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Power of attorney (included on the signature pages of this registration statement)